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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NORTH AMERICAN SCIENTIFIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2004

To the Stockholders of North American Scientific, Inc.:

        The 2004 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") will be held at 9:00 a.m. (local time) on June 4, 2004, at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 for the following purposes:

  1.
  To elect nine directors to hold office until the 2005 Annual Meeting; and

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 30, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

                      By Order of the Board of Directors,

                      L. Michael Cutrer
                       President and Chief Executive Officer

Chatsworth, California
May 10, 2004

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU ATTEND THE MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE MEETING WILL BE COUNTED.

2004 ANNUAL MEETING OF STOCKHOLDERS
June 4, 2004

PROXY STATEMENT

        This Proxy Statement and the accompanying proxy card are furnished to stockholders of North American Scientific, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2004 Annual Meeting of Stockholders to be held at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367 at 9:00 a.m. local time, on June 4, 2004 or at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended October 31, 2003 are being mailed to stockholders on or about May 10, 2004.

        This year's Annual Meeting was deferred to June 4, 2004 in order to allow the completion of the Company's merger with NOMOS Corporation ("NOMOS"). The NOMOS merger was consummated on May 4, 2004 and, as contemplated by that transaction, on that date Mr. John A. Friede and Mr. John W. Manzetti became members of the Board of Directors of the Company.

        Stockholders of record at the close of business on April 30, 2004 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 10,463,638 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as Directors. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person. If you are a stockholder of record (that is, if you hold your shares in certificate form registered in your name on the books of the Company's transfer agent, U.S. Stock Transfer Corporation), and attend the Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in "street name" (that is, not certificate form), (a) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares or (b) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares in order to be able to vote at the Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

        The information contained in this Proxy Statement relating to the occupations and securities holdings of the Board of Directors and officers of the Company and their transactions with the

Company is based upon information received from each individual as of April 30, 2004, unless otherwise stated.

        Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting, and the election inspectors, after reviewing the votes cast, will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares of Common Stock that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, those shares of Common Stock will not be considered as present and entitled to vote with respect to that matter.

        The Company may elect to deliver one Annual Report and Proxy Statement to two or more security holders who share an address, unless contrary instructions are received from one or more of the stockholders. If the Company utilizes such delivery method, it will, upon written or oral request deliver promptly a separate copy of the Annual Report and/or Proxy Statement to any such stockholder at a shared address. Such requests should be delivered in writing to the Company's principal executive office or made by telephone to the Company's main switchboard, as such information appears in the Annual Report. Similarly, stockholders sharing an address who receive multiple copies of the Annual Report and Proxy Statement may request delivery of a single copy of such documentation in the future by submitting a request in accordance with the foregoing methods.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The names of persons who are nominees for Director and their positions with the Company are set forth below. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

        Each Director is elected annually to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until such Director's earlier death, resignation or removal.

        If a quorum is present the Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes have no effect on the vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below.

        The nominees for election as Directors of the Company are as follows:

Irwin J. Gruverman, 70, Chairman of the Board of Directors. Mr. Gruverman has been a Director of the Company since 1989. Mr. Gruverman founded and has been the Chairman and Chief Executive Officer of MFIC Corporation, a company that manufactures process devices for pharmaceutical and other manufacturing uses, since 1982. From 1990 to 2001, Mr. Gruverman was the General Partner in G&G Diagnostics Limited Partnership II, a venture capital limited partnership. Mr. Gruverman served as Executive Vice President of New England Nuclear, a radioactive materials business, during the later years of his tenure from 1961 to 1981. Mr. Gruverman also serves as a director of InVitro International, Inc.

L. Michael Cutrer, 48, has been the President and Chief Executive Officer and a Director of the Company since 1989. Prior thereto, Mr. Cutrer was a Manager of Isotope Products Laboratory, Inc., a radioisotope manufacturing company, where he was responsible for industrial product manufacturing, research and development.

Donald N. Ecker, 57, has been a Director of the Company since March 2003. Mr. Ecker has been the Managing Director of CEO Strategic Solutions, an investment bank specializing in financial transactions since January 1999, when he founded the company. Previously, he founded and directed Ernst & Young's National Physician & Medical Group Practice, working with a wide range of medical groups nationwide. While at Ernst & Young, Mr. Ecker also co-directed the Center for Strategic Transaction for the U.S. He retired as a Senior Partner with Ernst & Young LLP in December 1998. Mr. Ecker is a Certified Public Account in California, with a Bachelor of Science in Business Administration from California Polytechnic University—Pomona and an Executive Management Program graduate of Northwestern University, Kellogg School of Management.

Dr. Jonathan P. Gertler, 47, has been a Director of the Company since December 2002. Dr. Gertler is Managing Director and Head of Healthcare Investment Banking at Adams, Harkness & Hill. Prior to joining Adams, Harkness & Hill in 2001, Dr. Gertler spent fourteen years as a vascular surgeon and three years in venture capital, investing in medical device and technology companies. He was an Attending Vascular Surgeon at Massachusetts General Hospital in Boston and Associate Professor of Surgery at Harvard University from 1992 to 2001 as well as Associate Director of both the Vascular Diagnostic and Research Laboratories. In addition, Dr. Gertler founded Cardiovascular Technologies, Inc. in 1997, which developed an embolic entrapment device that was acquired by Embolic Protections, Inc. and subsequently acquired by Boston Scientific Corporation in 2001. He also served as a venture partner for Schroder Ventures Life Science Fund and as a Director for Quick Study Radiology, a start up radiology services company in St Louis, from 1999 to 2002.

John A. Friede, 65, has been a Director of the Company since May 2004. Mr. Friede co-founded NOMOS with Dr. Mark Carol in 1979 and served as chairman of the board of directors and a director from NOMOS' inception until the merger with the Company. From November 1999 to December 2000, Mr. Friede served as NOMOS' president, and from November 1999 to October 2001, he also served as NOMOS' chief executive officer. Prior to joining NOMOS, Mr. Friede managed, and continues to manage, his own private investment portfolio in medical technology and other venture capital fields. Mr. Friede holds a B.A. in History from Dartmouth College and an M.B.A. from the Harvard University Graduate School of Business Administration. Mr. Friede is currently the chairman of the board of directors of Milkhaus Laboratory, Inc., a privately held company.

John W. Manzetti, 56, has been a Director of the Company and President of the NOMOS oncology subsidiary of the Company since May 2004. Mr. Manzetti served as NOMOS' chief executive officer from October 2001 until the merger and as president from December 2000 until the merger. From December 2000 to October 2001, Mr. Manzetti also served as NOMOS' chief operating officer. From the time he joined NOMOS in May 1999 until December 2000, Mr. Manzetti served as NOMOS executive vice president and chief financial officer. He was a member of NOMOS' board of directors from December 2000 until the merger. Prior to joining NOMOS, from 1988 to 1999, Mr. Manzetti served as executive vice president and chief financial officer at Carnegie Group, Inc., a public company that was acquired by Logica PLC in November 1998. Mr. Manzetti also was a director, secretary and treasurer of Carnegie Group. Mr. Manzetti holds a B.S.B.A. from Geneva College and an M.B.A. from the University of Akron.

Mitchell H. Saranow, 58, has been a Director of the Company since June 2001. Mr. Saranow founded his own firm, The Saranow Group, LLC, a private investment firm, in 1984, where he acquired and served as Chief Executive Officer of companies with operations in the United States and Europe. Mr. Saranow has served as Chairman of Lenteq, LP, a manufacturer of color formulation equipment for the paint and personal care industries. He served as Chairman of the Board and Co-Chief Executive Officer of Navigant Consulting, Inc. from November 1999 to May 2000. Prior thereto, Mr. Saranow was Chairman and Managing General Partner of Fluid Management, L.P. for more than five years. Mr. Saranow was Vice President of Finance and Chief Financial Officer of CFS Continental, Inc., then the second largest full-line food services company in the United States, from

1979 to 1983, and Vice President of Finance and Law of the Sunmark Companies from 1975 to 1979. Mr. Saranow is also a Director of Lawson Products, Inc. In addition, he is a member of the Governing Board of Northwestern University Library and recently served as President of the Juvenile Protective Association, a 100-year old child welfare agency. Mr. Saranow is a graduate of Northwestern University and holds M.B.A. and J.D. degrees from Harvard University. He earned his CPA in 1981. He served as the "James M. Collins Senior Lecturer" at the Harvard Business School during the 2001-2002 academic year.

Dr. Gary N. Wilner, 63, has been a Director of the Company since December 2002. Dr. Wilner is a Senior Attending Physician, Director of the Clinical Cardiology Section, and Director of the Cardiac Wellness/Outpatient program at Evanston Hospital in Evanston, Illinois, where he has practiced since 1974. In addition, he currently serves on the faculty of the Feinberg School of Medicine at Northwestern University. He is past President of the Chicago Heart Association and a long-standing member of the Adjunct Board of the Albert Einstein Peace Prize Foundation. Since 1993, Dr. Wilner has served as an independent trustee of the Oakmark Family of Funds.

Nancy J. Wysenski, 46, is a new nominee for election as a Director. She is the President and a founding member of EMD Pharmaceuticals, Inc., a United States pharmaceutical company owned by Merck KGaA. Ms. Wysenski also serves as a member of the Merck KGaA Ethical Pharmaceuticals Executive Committee and manages their ethical pharmaceutical product portfolio. Ms. Wysenski is also responsible for Dey Laboratories, a specialty pharmaceutical company owned by Merck KGaA focused on the development of drugs used in the treatment of respiratory diseases and allergies. Prior to joining and founding EMD Pharmaceuticals, Inc. in August 1999, Ms. Wysenski was the Senior Vice President of Operations at NetGenics from 1998 to 1999. Prior thereto, Ms. Wysenski held a number of positions at Astra Merck, culminating at Vice President of Field Sales. Prior to joining Astra Merck in 1992, Ms. Wysenski held a number of positions at Merck Human Health from 1984 to 1998. Ms. Wysenski is a graduate of Kent State University and holds an M.B.A. from Baldwin Wallace College.

        Mr. Ecker, Dr. Gertler, Mr. Saranow, Dr. Wilner, and Ms. Wysenski, constituting a majority of the slate of Directors to be elected at the Meeting, have been determined by the Board of Directors to be independent as defined under the applicable Nasdaq listing standards. Mr. Ecker and Ms. Wysenski were nominated upon the recommendation of the Board's Nominating and Corporate Governance Committee after its review of a number of candidates submitted by various members of the Company's Board of Directors and other sources.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee listed above.

CODE OF ETHICS

        We have adopted a written Code of Ethics that applies to our Chief Executive Officer and Interim Chief Financial Officer. The Company makes the Code of Ethics available on its website at www.nasmedical.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company held five meetings during the fiscal year ended October 31, 2003, and the Board of Directors acted on two occasions by unanimous written consent. The Company's policy is to encourage 100% Director attendance at its Annual Meetings. All of the Directors who were elected by stockholders were present during last year's Annual Meeting. All of the Directors who were on the Board during fiscal year 2003 attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served. Donald N. Ecker was appointed to the Board of Directors on March 28, 2003, and from that time forward attended all meetings of the Board of Directors and committees on which he served.

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

        Audit Committee.    The Audit Committee has the functions of, among others, (i) overseeing the Company's internal system of accounting controls, (ii) meeting with the independent accountants and management to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent accountants on the results, scope and terms of their work, and the independent accountants' recommendations concerning the financial practices, controls, procedures and policies employed by the Company, (iii) resolving disagreements between management and the independent accountants regarding financial reporting, (iv) reviewing the financial statements of the Company, (v) selecting, evaluating, and when appropriate, replacing the independent accountants, (vi) reviewing and approving fees to be paid to the independent accountants, (vii) reviewing and approving related party transactions, (viii) reviewing and approving all permitted non-audit services to be performed by the independent accountants, (ix) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters, and (x) considering other appropriate matters regarding the financial affairs of the Company. At the end of the fiscal year ended October 31, 2003, the members of the Audit Committee were, and they are now, Mr. Ecker (Chairman), Mr. Saranow and Dr. Wilner, each of whom is "independent" as defined under current Nasdaq listing standards and SEC rules. During the fiscal year ended October 31, 2003, the Audit Committee met on six occasions. The Company makes the Audit Committee Charter available on its website at www.nasmedical.com.

        The Board of Directors has determined that Mr. Ecker and Mr. Saranow are "audit committee financial experts" and "independent" as defined under the applicable Securities and Exchange Commission and Nasdaq rules.

        Compensation Committee.    The Compensation Committee, currently comprised of Dr. Gertler (Chairman), Mr. Saranow and Dr. Wilner, all non-employee Directors who meet the Nasdaq listing standards for "independence", oversees the Company's executive compensation programs and policies, determines or approves the compensation of the Company's Chief Executive Officer and other executive officers and is responsible for determining grants of options to purchase Common Stock under the North American Scientific, Inc. Amended and Restated 1996 Stock Option Plan and the 2003 Non-Employee Directors Equity Compensation Plan. During fiscal year 2003, the Compensation Committee met on six occasions. The Company makes the Compensation Committee Charter available on its website at www.nasmedical.com.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors candidates for election to the Board of Directors and reviewing matters of corporate governance. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders if properly submitted. Recommendations of individuals by the Committee to the Board for election are based upon the contributions that the committee believes each individual will bring to the Board. For submission procedures for stockholders see "Other Information" below. This Committee currently consists of Mr. Saranow (Chairman), Dr. Wilner, Dr. Gertler and Mr. Ecker, each of whom is "independent" under current Nasdaq listing standards. During fiscal year 2003, the Committee met on two occasions. The Company makes the Nominating and Corporate Governance Committee Charter available on its website at www.nasmedical.com.

        The Board of Directors has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by regular mail to North American Scientific, Inc., Attn: Chairman of the Board, 20200 Sunburst Street, Chatsworth,

California 91311. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

COMPENSATION OF DIRECTORS

        All Directors are elected annually to serve for a term of one year. Directors who are also employees of the Company or its subsidiaries receive no separate compensation for serving as Directors or as members of any committees of the Board of Directors. Each non-employee Director receives a quarterly payment of $5,000, and receives $1,250 per meeting if he attends in person or $500 per meeting if he participates via telephone. Directors may be reimbursed for certain expenses incurred in connection with attending Board meetings. In addition, the Chairman of the Board of Directors receives compensation of $125,000 per year (rather than the $5,000 quarterly payment); the Chairman of the Audit Committee receives $5,000 per year; the Chairman of the Compensation Committee receives $2,500 per year; and the Chairman of the Nominating and Corporate Governance Committee receives $2,500 per year.

        In March 2003, stockholders approved the 2003 Non-Employee Directors' Equity Compensation Plan. Each individual who is first elected or appointed as a non-employee director on or after January 6, 2003, shall automatically be granted, on the date of such initial election or appointment, a non-statutory stock option to purchase 25,000 shares of Common Stock. On the date of each Annual Shareholders Meeting after January 6, 2003, each individual who is re-elected to serve as a non-employee director is automatically granted a non-statutory stock option to purchase 15,000 shares of Common Stock, except for the Chairman of the Board, who is automatically granted a non-statutory stock option to purchase 25,000 shares of Common Stock. The annual grant of non-statutory stock options is only given to those non-employee directors who have served at least six months. In lieu of receiving the non-statutory stock options as described above, each non-employee director may elect to receive a grant of one share of restricted Common Stock for every three shares of Common Stock underlying such stock option. To date, no non-employee director has elected to receive restricted stock in lieu of stock options.

        During the fiscal year ended October 31, 2003, Mr. Saranow received an annual grant of ten-year non-statutory options to purchase 15,000 shares of Common Stock of the Company, at a price of $7.29 per share, with one third vesting each year for the next three years, as measured from the grant date of March 28, 2003. During the fiscal year ended October 31, 2003, Mr. Gruverman received a grant of ten-year non-statutory options to purchase 25,000 shares of Common Stock of the Company, at a price of $7.29 per share, with one third vesting each year for the next three years, as measured from the grant date of March 28, 2003. Upon their appointment to the Board of Directors during the fiscal year ended October 31, 2003, Dr. Gertler and Dr. Wilner each received an initial grant of ten-year non-statutory options to purchase 25,000 shares of Common Stock of the Company at a price of $8.30 per share with one third vesting each year for the next three years, as measured from the grant date of December 6, 2002. Upon appointment to the Board of Directors, Mr. Ecker received an initial grant of ten-year non-statutory options to purchase 25,000 shares of Common Stock of the Company at a price of $7.29 per share with one third vesting each year for the next three years, as measured from the grant date of March 28, 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

        PricewaterhouseCoopers LLP served as the Company's independent accountants for the fiscal year ending October 31, 2003, and the Audit Committee expects to appoint them to serve for the fiscal year ending October 31, 2004. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be available to respond to appropriate questions.

        Fees billed to the Company by PricewaterhouseCoopers LLP during the two fiscal years ending October 31, 2003 and 2002:

        The following table describes fees for professional audit services rendered by PricewaterhouseCoopers LLP, our independent accountants, for the audit of our annual financial statements for the years ended October 31, 2003 and 2002, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Type of Fee	2003	2002
Audit Fees(1)	$200,000	$90,000
Audit Related Fees(2)	156,000	2,000
Tax Fees(3)	72,000	54,000
All Other Fees	—	—

Total	$428,000	$146,000

(1)
Fees for the fiscal year 2003 audit and related reviews of quarterly interim financial statements included on our Form 10-Q are $200,000 of which an aggregate amount of $57,000 had been billed through October 31, 2003. Fees for the fiscal year 2002 audit and related reviews of quarterly interim financial statements included on our Form 10-Q are $90,000 of which an aggregate amount of $38,000 had been billed through October 31, 2002.

(2)
Audit Related Fees include the aggregate fees paid or accrued by us during the fiscal year indicated for professional services rendered by PricewaterhouseCoopers LLP, including due diligence work related to mergers and acquisitions, including the NOMOS transaction.

(3)
Tax Fees include the aggregate fees paid or accrued by us during the fiscal year indicated for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditor. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence. The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing services to us for the fiscal year ended October 31, 2003, and has concluded that such services are compatible with their independence as our Company's auditors. The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and other services provided by PricewaterhouseCoopers LLP in fiscal 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 30, 2004, unless otherwise indicated, by (i) all those known by the Company to own more than 5% of the Company's outstanding Common Stock;

(ii) each of the Company's directors and nominees; (iii) each executive officer named in the Summary Compensation Table; and (iv) all Directors and executive officers of the Company as a group:

	Beneficial Ownership
Name and Address(1)	Number of Shares		Approximate Percent of Total
L. Michael Cutrer	952,917	(2)	8.6
Donald N. Ecker	8,334	(3)	*
Alan I. Edrick	482,916	(4)	4.4
John A. Friede	0	(5)	*
Dr. Jonathan P. Gertler	8,334	(6)	*
Dr. Allan M. Green	335,750	(7)	3.2
Irwin J. Gruverman	484,322	(8)	4.5
Erik L. Johnson	12,814	(9)	*
Dr. Elliott Lebowitz	4,500	(10)	*
John W. Manzetti	0	(11)	*
Mitchell H. Saranow	36,667	(12)	*
Dr. Gary N. Wilner	9,334	(13)	*
Nancy J. Wysenski	0		*

All directors and executive officers as a group (13 persons)	2,335,888	(14)	19.6
SAFECO Corporation	1,087,500	(15)	10.4
Kennedy Capital Management, Inc.	569,050	(16)	5.4

*
Denotes less than 1%

(1)
This table is based upon information supplied by officers, directors, and principal stockholders of the Company and by Schedules 13D and 13G filed with the SEC. Except where indicated, the address of each five percent stockholder is c/o the Company, 20200 Sunburst Street, Chatsworth, CA 91311. Applicable percentages are based on 10,463,638 shares of Company Common Stock outstanding on April 30, 2004, adjusted as required. The information known to the Company with respect to each of the following's beneficial ownership of the Company's Common Stock is as of February 23, 2004: L. Michael Cutrer, Donald N. Ecker, Dr. Allan M. Green, Dr. Jonathan P. Gertler, Irwin J. Gruverman, Erik L. Johnson, Dr. Elliott Lebowitz, Mitchell H. Saranow, and Dr. Gary N. Wilner. The information with respect to John A. Friede and John W. Manzetti is as of April 30, 2004. The information with respect to Alan I. Edrich is as of February 6, 2004.

(2)
Includes 674,334 shares subject to outstanding options which are deemed exercised. Also includes 53,583 shares owned by a trust over which the reporting person has shared voting and dispositive power with his spouse. Also includes 2,508 shares held in a trust for the reporting person's children.

(3)
Includes 8,334 shares subject to outstanding options which are deemed exercised.

(4)
Mr. Edrick resigned from the Company on February 6, 2004. Includes 480,250 shares subject to outstanding options which are deemed exercised.

(5)
After the NOMOS merger on May 4, 2004, Mr. Friede became the beneficial owner of 2,477,555 shares of the Company's Common Stock, including 146,991 shares subject to options deemed exercised. Since these shares were not outstanding on April 30, 2004, the record date for this Meeting, they are not entitled to vote at the Meeting.

(6)
Includes 8,334 shares subject to outstanding options which are deemed exercised.

(7)
Dr. Green is not standing for reelection. Includes 166,667 shares subject to outstanding options which are deemed exercised.

(8)
Includes 70,001 shares subject to outstanding options which are deemed exercised. Excludes 20,000 shares owned by the reporting person's spouse, as to which the reporting person disclaims beneficial ownership.

(9)
Includes 10,334 shares subject to outstanding options which are deemed exercised.

(10)
Consists of 4,500 shares subject to outstanding options which are deemed exercised.

(11)
After the NOMOS merger on May 4, 2004, Mr. Manzetti became the beneficial owner of 373,070 shares of the Company's Common Stock, consisting of 373,070 shares subject to options deemed exercised. Since these shares were not outstanding on April 30, 2004, the record date for the Meeting, they are not entitled to vote at the Meeting.

(12)
Includes 31,667 shares subject to outstanding options which are deemed exercised.

(13)
Includes 8,334 shares subject to outstanding options which are deemed exercised.

(14)
Includes 1,462,755 shares subject to outstanding options which are deemed exercised.

(15)
Schedule 13G dated December 31, 2003 states that SAFECO Corporation is the parent holding company of SAFECO Asset Management Company; that SAFECO Asset Management Company is an investment adviser and the reported shares are owned beneficially by registered investment companies for which SAFECO Asset Management Company serves as investment adviser, including SAFECO Common Stock Trust which is beneficial owner of 675,600 shares; and that each of SAFECO Corporation and SAFECO Asset Management Company is an indirect beneficial owner of such shares based upon its shared voting and dispositive power over all 1,087,500 shares owned by such investment companies. The principal address for this party is SAFECO Plaza, Seattle, WA 98185.

(16)
Schedule 13G dated December 31, 2003 states that Kennedy Capital Management, Inc. is a beneficial owner of 569,050 shares. The principal address for this party is 10829 Olive Blvd., St. Louis, MO 63141.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid to the Company's executive officers for the fiscal year ended October 31, 2003 and the two previous years.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)		All Other Compensation($)(1)
L. Michael Cutrer President and Chief Executive Officer	2003 2002 2001	314,000 302,000 290,000	125,000 113,250 75,000	— — —	136,000 125,000 155,000	(4)	6,000 7,000 8,000
Alan I. Edrick(2) Senior Vice President and Chief Financial Officer	2003 2002 2001	201,000 193,000 185,000	— 58,000 40,000	— — —	75,000 89,000 112,500		8,000 7,000 8,000
Allan M. Green Chief Technology Officer	2003 2002 2001	208,000 208,000 200,000	20,000 — 40,000	— — —	20,000 65,000 107,500		9,000 7,000 8,000
Elliot Lebowitz(3) President, Theseus Imaging Corporation	2003	168,000	30,000	—	40,000		2,400

(1)
All Other Compensation consists of the Company's contribution to such executive officer's 401(k) plan, Company paid life insurance premiums and profit sharing contributions made by the Company on behalf of such executive officers.

(2)
Alan I. Edrick resigned as Senior Vice President and Chief Financial Officer on February 6, 2004.

(3)
Dr. Lebowitz began his employment with the Company in February, 2003.

(4)
Includes 36,000 options which were granted on February 25, 2004 for services performed in fiscal 2003.

Stock Options

        The following table sets forth information on option grants in fiscal 2003 to each of the named executive officers.

Name	Number of Securities Underlying Options/ SARs Granted		% of Total Options/SARs Granted to Employees in Fiscal Year		Exercise Price Per Share	Expiration Date		Grant Date Present Value($)(3)
L. Michael Cutrer	100,000 36,000	(1) (5)	18.6 6.7	% %	$7.17 10.01	10/31/13 2/25/14		433,690 230,343
Alan I. Edrick	75,000	(1)	14.06%		7.17	10/31/13	(4)	325,268
Allan M. Green	20,000	(1)	3.7%		7.17	10/31/13		86,738
Elliot Lebowitz	40,000	(2)	7.4%		7.21	2/20/13		174,444

(1)
These options were granted at the fair market value on the date of grant determined pursuant to the Amended and Restated 1996 Stock Option Plan and vest 33.33% on each of the first three anniversaries of the date of grant.

(2)
These options were granted at the fair market value on the date of grant determined pursuant to the Amended and Restated 1996 Stock Option Plan and vest 25% on each of the first four anniversaries of the date of grant.

(3)
Calculated using the Black-Scholes option-pricing model with the following assumptions: volatility of 76%, risk-free interest rate of 3.6% and an expected life of 5 years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options.

(4)
Under the terms of Mr. Edrick's resignation and separation agreement described below, these options fully vested on February 6, 2004, and the expiration date became May 6, 2004.

(5)
Received grant of 36,000 options on February 25, 2004 for services performed in fiscal 2003. These options vest 33.33% on each of the first three anniversaries of the date of grant.

        The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended October 31, 2003 by the Company's executive officers and the fiscal year-end value of unexercised options as of October 31, 2003.

			Number of Securities Underlying Unexercised Options at 10/31/03 (#)		Value of Unexercised In-the-Money Options at 10/31/03 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
L. Michael Cutrer	—	—	621,001	234,999	1,094,250	—
Alan I. Edrick	—	—	308,417	171,833	134,176	—
Allan M. Green	—	—	134,167	110,833	54,763	—
Elliot Lebowitz	—	—	308,417	171,833	—	1,600

(1)
Calculated based upon the difference between the exercise price and the fair market value at fiscal year-end.

Employment Agreements

L. Michael Cutrer

        In April 2002, the Company entered into an employment agreement with L. Michael Cutrer in connection with his employment as the Company's Chief Executive Officer. Under the 2002 employment agreement, Mr. Cutrer's initial annual salary was $302,000 with a bonus to be determined at the discretion of the Board of Directors in accordance with the agreement. The employment agreement can be terminated by the Company at any time with or without cause. If terminated without cause, the agreement provides, among other things, for immediate vesting of any unvested stock options and a severance payment equal to three times his current base salary. In the event of a change of control of the Company, the agreement also provides, among other things, for the immediate vesting of any unvested stock options and a severance payment equal to three times (a) base salary, (b) the highest bonus awarded in the three previous years and (c) the Black-Scholes value of any grant of options made during the prior year.

Dr. Allan M. Green

        In October 2000, the Company entered into an employment agreement with Dr. Allan M. Green, providing for his employment as President of Theseus Imaging Corporation and for base compensation at a minimum rate of $200,000 per year, subject to annual reviews and increases in the sole discretion of the Board of Directors. In April 2002, Dr. Green's position and title under the agreement were changed to Chief Technology Officer of the Company. All other terms of the agreement remain in effect. The employment agreement can be terminated by the Company at any time with or without cause. The agreement also provides, among other things, for severance payments of up to one year's base compensation in certain circumstances and for a period of non-competition covering the remainder of the employment term plus one year.

Alan I. Edrick

        In September 1999, the Company entered into an employment agreement with Alan I. Edrick in connection with his employment as the Company's Chief Financial Officer. Mr. Edrick's initial annual salary was $150,000 with a bonus to be determined at the discretion of the Board of Directors in accordance with the agreement. The employment agreement can be terminated by the Company at any time with or without cause. If terminated without cause, the agreement provides for immediate vesting of any unvested stock options and a severance payment equal to two times (a) base salary, (b) the highest bonus awarded in the three previous years and (c) the highest Black-Scholes value of any grant of options made during the prior year. In the event of a change of control of the Company, the agreement also provides, among other things, for the immediate vesting of any unvested stock options and a severance payment equal to three times (a) base salary, (b) the highest bonus awarded in the three previous years and (c) the highest Black-Scholes value of any grant of options made during the prior year. In February 2004, Mr. Edrick resigned from the Company. Under the terms of the separation agreement and in place of any termination benefits under his employment agreement, the Company agreed, among other things, to pay $600,000 in severance (in installments) and to immediately vest 171,833 stock options held by Mr. Edrick. As result of the accelerated vesting of the stock options held by Mr. Edrick, the Company incurred a one-time, non- cash charge of $351,000.

Dr. Elliot Lebowitz

        In February 2003, the Company entered into an employment agreement with Dr. Elliot Lebowitz, providing for his employment as President of Theseus Imaging Corporation and for base compensation at a minimum rate of $250,000 per year, subject to annual reviews and increases in the sole discretion of the Chief Executive Officer, subject to review and approval by the Company's Compensation

Committee of the Board of Directors. The employment agreement with Dr. Lebowitz can be terminated by the Company at any time with or without cause. If terminated without cause, the agreement provides for severance payments to Dr. Lebowitz of up to one year's base compensation, as well as for vesting any unvested options granted under the employment agreement. In the event of a change of control of the Company, the agreement also provides, among other things, for the immediate vesting of any unvested stock options and a severance payment equal to one year's base salary and an immediate vesting of all unvested options granted under the agreement.

John W. Manzetti

        The Company entered into an employment agreement with John W. Manzetti, which became effective upon consummation of the merger of NOMOS with the Company on May 4, 2004. The agreement provides that Mr. Manzetti will serve as president of the NOMOS radiation oncology subsidiary of the Company, and will be entitled to an annual base salary of no less than $300,000 and a minimum incentive bonus of 25% of his base salary if specified performance goals are met. The agreement is for an initial term of two years, and will automatically renew for additional one-year terms unless notice of non-renewal is delivered at least 90 days prior to the date when the agreement term is scheduled to expire. In addition, under the agreement, the Company granted Mr. Manzetti stock options to purchase 40,000 shares of the Company's Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the merger was consummated. On the consummation date the price was $9.00 per share. The stock options will vest equally over a four-year period, with options to purchase 10,000 shares of Common Stock vesting on each of the first, second, third and fourth anniversaries of the agreement and the options will expire on May 5, 2014.

        Mr. Manzetti will be entitled to severance payments if (a) the Company terminates or fails to renew the agreement, other than for "cause" (as defined in the agreement), or (b) the agreement is terminated or not renewed by Mr. Manzetti for "good reason" (as defined in the agreement). The severance amount payable to Mr. Manzetti is equal to (i) 24 months of Mr. Manzetti's annual base salary if terminated in his first year of employment, (ii) 18 months of Mr. Manzetti's annual base salary if terminated in his second year of employment (or if his employment is not renewed for a third year) and (iii) 12 months of Mr. Manzetti's annual base salary if terminated (or his employment is not renewed) at any point thereafter. The Company may pay the severance in one lump sum or as salary continuation over a one-year period. In addition to the cash severance, Mr. Manzetti will be entitled to health benefits for a period of 24 months following the termination of (or failure to renew) his employment. If Mr. Manzetti is terminated because of a "disability" (as defined in the agreement), he will be entitled to a severance payment equal to six months of his annual base salary, and all unvested stock options owned by Mr. Manzetti at such time shall immediately vest.

        If there is a "change of control" (as defined in the agreement) and Mr. Manzetti is not employed by the successor entity in the same or similar capacity (at the same level of compensation, including bonus opportunity) after such change of control, (i) Mr. Manzetti will be entitled to a severance amount equal to his annual base salary, plus his highest bonus earned in the prior two years and (ii) all stock options owned by Mr. Manzetti at such time will become immediately vested.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

        The Audit Committee of the Board of Directors is composed entirely of Directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and The Nasdaq Stock Market listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors on December 3, 1999, and amended on December 6, 2002, a copy of which is included as Appendix A attached to the 2003 Proxy Statement and which can be found on the Company's website, www.nasmedical.com. The Audit Committee amended the charter in light of, among other factors, new obligations imposed by the Sarbanes-Oxley Act of 2002 and anticipated Nasdaq National Market listing standards. The Audit Committee has reviewed and reassessed the adequacy of its written charter and determined that the charter comports with current Nasdaq National Market listing standards.

        Management is responsible for the implementation of the Company's internal controls and the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and various other financial reporting-related functions. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion, based upon their audit, as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee is responsible for, among other things, oversight and monitoring of these processes.

        In this context, the Audit Committee has met at least quarterly and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements for the fiscal year ended October 31, 2003 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the Audit.

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

        Based on the review discussed above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2003, for filing with the Securities and Exchange Commission.

                      Audit Committee

                      Donald N. Ecker, Chairman
                      Dr. Gary N. Wilner
                      Mitchell H. Saranow

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

        The Compensation Committee of the Board of Directors is composed entirely of Directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and The Nasdaq Stock Market listing standards. The Committee is responsible for developing and adopting the Company's executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the Company to meet its business objectives, and (2) to motivate the Company's executives to enhance long-term stockholder value.

        The Company's compensation program consists of salary and performance-based bonuses and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience. The Committee develops its executive compensation program with reference to current data available regarding enterprises in the medical devices and biotechnology markets. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the Company and the particular individual.

Executive Officer Compensation

        The Company's executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses, and long-term, equity-based incentive awards.

        Base Salaries.    An executive officer's base salary is determined by evaluating the responsibilities of the position held and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications and responsibilities at other similarly situated companies.

        Bonuses.    The Company pays bonuses to its executive officers based primarily upon the Company's performance during the year, the performance of each executive officer and compensation survey information for executives employed within the Company's market segment. In determining the incentive bonus amount paid to each executive officer, the Committee considered several factors, including the Company's growth and the strength of financial position, and non-financial performance relating to overall Company improvements.

        Long-term, Equity-Based Incentive Awards.    The general purpose of long-term awards, currently in the form of stock options, is to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Additionally, long-term awards foster the retention of executive officers and provide executive officers with an incentive to achieve superior performance over time. In approving stock option grants, the Committee bases its decision on each individual's performance and potential to improve stockholder value. The Committee has broad discretion to determine the terms and conditions applicable to each option grant, including the vesting schedule and terms upon which the options may be exercised. Since the exercise price of each stock option must be at least equal to the market price of our Common Stock on the date of grant, the options do not become valuable to the holder unless our shares increase in market value above the price of the Common Stock on the date of grant and the executive officer remains with the Company through the applicable vesting period.

Chief Executive Officer's Compensation

        The Committee reviews and determines L. Michael Cutrer's compensation pursuant to the principles noted above. Specific consideration is given to Mr. Cutrer's responsibilities and experience in the industry and compensation packages awarded to chief executive officers of other comparable companies.

Tax Considerations

        Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. This limitation applies only to compensation which is not considered to be performance-based. Based on fiscal year 2003 compensation levels, no such limits on the deductibility of compensation applied to any officer of the Company.

                      Compensation Committee

                      Dr. Jonathan P. Gertler, Chairman
                      Mitchell H. Saranow
                      Dr. Gary N. Wilner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The current members of the Compensation Committee are Dr. Gertler, and Mr. Saranow and Dr. Wilner, none of whom currently holds more than 5% of the Company's Common Stock. No member of this committee was at any time an officer or employee of the Company.

STOCK PERFORMANCE GRAPH

        The graph below shows the five-year cumulative total stockholder's return assuming the investment of $100 on October 31, 1998 (and the reinvestment of dividends thereafter) in each of the Company's Common Stock, the Nasdaq Composite index and the Nasdaq Medical Devices index.

Total Return Analysis		1998	1999	2000	2001	2002	2003
North American Scientific, Inc.	Return %		33.93	190.67	-66.79	-1.22	-19.81
	Cum $	$100.00	$133.93	$389.29	$129.29	$127.72	$102.41
NASDAQ US	Return %		68.76	13.06	-49.76	-20.65	44.82
	Cum $	$100.00	$168.76	$190.80	$95.85	$76.06	$110.15
NASDAQ MED DEVICES	Return %		35.65	29.14	-13.59	-11.12	43.00
	Cum $	$100.00	$135.65	$175.17	$151.37	$134.53	$192.38

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings; nor is such Report or Graph to be incorporated by reference into any future filings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended October 31, 2003, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We purchased certain printing and office supplies from Nationwide Office Supplies, a company owned by the parents of Alan Edrick, our former Senior Vice President and Chief Financial Officer. The purchases totaled approximately $86,000 and $85,000 for our fiscal years ended October 31, 2003 and 2002, respectively.

        Mr. Friede owed NOMOS $287,160 plus interest, which principal amount was loaned to Mr. Friede on May 22, 2003. Upon the consummation of the merger, and in partial consideration for the time, efforts and resources that Mr. Friede provided NOMOS in the past, NOMOS had agreed to cancel this indebtedness. The cancellation of this indebtedness was conditioned upon the consummation of the merger and became effective immediately prior to the consummation of the merger.

        NOMOS was party to a letter agreement dated February 11, 2002 with Mr. Friede, which provides that if Mr. Friede's employment is terminated without cause, he will receive continued payment of his base salary, which is currently $180,000 per year, and health benefits for twelve months after the termination date. Mr. Friede was terminated as an employee without cause following the consummation of the merger. Therefore the Company, as NOMOS' successor, is obligated to pay this severance to Mr. Friede.

        The merger agreement provided for a combination of cash and the Company's Common Stock to be paid to the NOMOS stockholders. All of the cash consideration in the merger, other than with respect to fractional shares, has been paid to the holders of NOMOS series B preferred stock and series C preferred stock. Mr. Friede beneficially owned approximately 80% of the outstanding NOMOS series B preferred stock. Upon consummation of the merger, the sum of approximately $180,000 became payable by the Company to Mr. Friede. As a result of the merger, Mr. Friede received Common Stock of the Company in exchange for those shares of his stock of NOMOS that were not covered by cash compensation. Mr. Friede received 2,330,563 shares of Common Stock of the Company.

        Effective on the completion of the merger, all outstanding unvested NOMOS stock options held by Messrs. Friede and Manzetti and other NOMOS directors and employees immediately vested and became exercisable for the Company's Common Stock, as provided by the merger agreement. As a result, Mr. Friede has options to purchase a total of 146,991 shares of the Company's Common Stock at a blended exercise price of $15.31 per share; and Mr. Manzetti has options to purchase a total of 373,070 shares of the Company's Common Stock at a blended exercise price of $1.71 per share.

OTHER INFORMATION

        The Company's Annual Report for the fiscal year ended October 31, 2003 is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

        All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the Company and its directors, officers and employees may also solicit proxies personally, by telephone or other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Proposals of Security Holders

        Proposals of security holders intended to be presented at the 2005 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Company for inclusion in the proxy relating to that meeting (expected to be mailed no later than February 25, 2005) no later than October 28, 2004.

        Pursuant to the Company's By-Laws, for nominations of directors, a stockholder must give notice which must be delivered to, or mailed and received by, the secretary of the Company not less than 60 or more than 90 days prior to the annual meeting, and the notice must set forth the requirements relating to the director nominee and the stockholder as described in, and otherwise be in compliance with, the Company's By-Laws. The Company expects to hold its 2005 Annual Meeting of stockholders no later than March 28, 2005.

        For notices of other business to be brought before the meeting by a stockholder, the stockholder's notice must be delivered to, or mailed and received by, the secretary of the Company not less than 120 or more than 150 days prior to the first anniversary of the date of the Company's proxy statement released to stockholders in connection with the previous year's meeting of stockholders, and the notice must set forth the requirements as described in, and otherwise be in compliance with, the Company's By-Laws. In order to achieve a more reasonable deadline for submission of notice of other business, the Company will use February 25, 2005 as the expected date of release of the proxy statement for the 2005 meeting and as the reasonable measuring date for applying the 120-150 day deadlines described above. To comply with this procedure, notice of other business must be delivered to, or mailed and received by the Company after September 28, 2004 and before October 28, 2004.

        Details with respect to the procedures for submitting proposals for director nomination and notices of other business and the material required to accompany such proposals are contained in the Company's By-Laws, which are available on the Company's website, www.nasmedical.com.

Other Matters

        The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
L. Michael Cutrer President
Dated: May 10, 2004

NORTH AMERICAN SCIENTIFIC, INC.

\*/ DETACH PROXY CARD HERE \*/

Please Detach Here
\*/ You Must Detach This Portion of the Proxy Card \*/
Before Returning it in the Enclosed Envelope

The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1. ELECTION OF DIRECTORS
	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	FOR ALL, EXCEPT as indicated to the contrary below
Nominees:	01 Irwin J. Gruverman 06 Mitchell H. Saranow	02 L. Michael Cutrer 07 Dr. Gary N. Wilner	03 Donald N. Ecker 08 John W. Manzetti	04 Dr. Jonathan P. Gertler 09 Nancy J. Wysenski	05 John A. Friede
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" box and write that nominee's name in the space provided below.)
EXCEPTIONS
2. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING
☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.
(Print name(s) on certificate)
Please sign your name:

Date:

(Signature, Joint Owner)
Date:

\*/ DETACH PROXY CARD HERE \*/

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NORTH AMERICAN SCIENTIFIC, INC.

        The undersigned hereby appoints L. Michael Cutrer and Irwin J. Gruverman, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the 2004 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") to be held at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California at 9:00 a.m. local time, on Friday, June 4, 2004, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Annual Meeting in the manner set forth below.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN PROPOSAL (1) AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 2.

        Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated May 10, 2004, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 2003.

        Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return this proxy in the envelope provided.

(Continued and to be signed on reverse side)

QuickLinks

PROXY STATEMENT
PROPOSAL NO. 1—ELECTION OF DIRECTORS
CODE OF ETHICS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION